Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q1 2009 Financial Results
     SAN JOSE, Calif. — Apr. 29, 2009 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter 2009.
     Cadence reported first quarter 2009 revenue of $206 million, compared to revenue of $271 million reported for the same period in 2008. On a GAAP basis, Cadence recognized a net loss of $63 million, or $(0.25) per share on a diluted basis, in the first quarter of 2009, compared to a net loss of $33 million, or $(0.13) per share on a diluted basis in the same period in 2008.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net loss in the first quarter of 2009 was $25 million, or $(0.10) per share on a diluted basis, as compared to net loss of $0.2 million, or $(0.00) per share on a diluted basis, in the same period in 2008.
     “2009 is a year for Cadence to focus on execution, improve our productivity and invest in our core business,” said Lip-Bu Tan, president and chief executive officer. “We will continue to bring to market the innovative, advanced solutions our customers have come to rely on in their design production. For example, customers using the new Virtuoso 6.1 platform report seeing a 25% to 40% improvement in productivity, and as a result, proliferation of the new platform at our top customers has nearly doubled compared to the first quarter a year ago.”
     “We continued to progress toward our goal of a 90/10 model, with a ratable mix above 85% in the first quarter,” added Kevin S. Palatnik, senior vice president and chief financial officer. “Revenue for the first quarter of 2009 met expectations, while non-GAAP net loss per share came in better than forecast.”
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
     For the second quarter of 2009, the company expects total revenue in the range of $205 million to $215 million. Second quarter GAAP net loss per diluted share is expected to be in the range of $(0.24) to $(0.22). Net loss per diluted share using the non-GAAP measure defined below is expected to be in the range of $(0.09) to $(0.07).
     For the full year 2009, the company expects total revenue in the range of $830 million to $870 million. On a GAAP basis, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.89) to $(0.77). Using the non-GAAP measure defined below, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.33) to $(0.21).
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to the non-GAAP net loss and diluted net loss per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s President and Chief Executive Officer, and Kevin S. Palatnik, Cadence’s Senior Vice President and Chief Financial Officer, will host a first quarter 2009 financial results audio webcast today, April 29, 2009, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 29, 2009 at 5 p.m. (Pacific) and ending May 6, 2009 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
     Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s first quarter 2009 results, as well as the comments in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including but not limited to: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously announced restructuring and other efforts to improve operational efficiency without significant unexpected costs or delays; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that Cadence’s previously announced restructuring and management changes and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of Cadence’s previously announced restructuring and management changes and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock price; and (x) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended January 3, 2009 and the company’s future filings.

Adoption of FASB Staff Position APB 14-1
     During the first quarter of 2009, Cadence adopted FASB Staff Position APB, 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” Accordingly, Cadence has adjusted the applicable prior period balance sheets and statements of operations to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as non-cash interest expense. A reconciliation of Cadence’s as-adjusted Condensed Consolidated Balance Sheets as of January 3, 2009 and its as-adjusted Condensed Consolidated Statements of Operations for the three months ended March 29, 2008 to their respective statements as initially reported is included with this release.
GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the fourth quarter of 2008, Cadence commenced a restructuring program that it expects to complete in the second half of fiscal 2009. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because Cadence does not undertake significant restructuring on a regular basis, and exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs because these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the amortization of discount on convertible notes recorded under FSP APB 14-1 because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Cadence’s management also believes it is useful to exclude the equity in losses (income) from investments and write-down of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities. Finally, Cadence’s management also believes it is useful to exclude impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary because these do not occur on a regular basis and are not part of the company’s direct costs of operations.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition because these items are not directly related to Cadence’s operating performance and resulted from events that are not expected to occur frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with recording a valuation allowance against Cadence’s deferred tax assets. Cadence’s management believes it is useful to exclude the tax expense associated with this valuation allowance because Cadence does not expect changes in the valuation allowance of the magnitude recorded in the fourth quarter of 2008 to be recorded frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings because it resulted from an event that is not expected to occur frequently.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following tables reconcile the specific items excluded from GAAP net loss and GAAP net loss per diluted share in the calculation of non-GAAP net loss and Non-GAAP net loss per diluted share for the periods shown below:
   Net Loss Reconciliation

	Three Months Ended
	April 4, 2009	March 29, 2008
		(As Adjusted)*
	(unaudited)
(in thousands)
Net loss on a GAAP basis	$(63,257)	$(33,142)
Amortization of acquired intangibles	6,339	11,491
Stock-based compensation expense	12,728	21,590
Non-qualified deferred compensation expenses (credits)	(6,262)	(102)
Restructuring and other charges (credits)	(520)	—
Write-off of acquired in-process technology	—	600
Integration and acquisition-related costs	195	274
Amortization of debt discount	4,627	4,128
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	10,507	6,394
Income tax effect of non-GAAP adjustments	10,484	(11,394)

Net loss on a non-GAAP basis	$(25,159)	$(161)

*	Adjusted for the retrospective adoption of FSP APB 14-1

Diluted Net Loss per Share
Reconciliation

	Three Months Ended
	April 4, 2009	March 29, 2008
		(As Adjusted)*
	(unaudited)
(in thousands, except per share data)
Diluted net loss per share on a GAAP basis	$(0.25)	$(0.13)
Amortization of acquired intangibles	0.02	0.04
Stock-based compensation expense	0.05	0.08
Non-qualified deferred compensation expenses (credits)	(0.02)	—
Restructuring and other charges (credits)	—	—
Write-off of acquired in-process technology	—	—
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.02
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	0.04	0.02
Income tax effect of non-GAAP adjustments	0.04	(0.03)

Diluted net loss per share on a non-GAAP basis	$(0.10)	$(0.00)

Shares used in calculation of diluted net loss per share —GAAP (A)	254,302	262,825
Shares used in calculation of diluted net loss per share —non-GAAP (A)	254,302	262,825

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

*	Adjusted for the retrospective adoption of FSP APB 14-1

     Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
     Although Cadence’s management finds the non-GAAP measure useful in evaluating the performance of Cadence’s business, reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
     Cadence’s management believes that presenting the non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which Cadence’s management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, Cadence’s management prefers to allow investors to have this supplemental measure since it may provide additional insights into the company’s financial results.
     Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
     Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
     Beginning June 19, 2009, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Second Quarter 2009 Earnings Release is published, which is currently scheduled for July 29, 2009.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
April 4, 2009 and January 3, 2009
(In thousands)
(Unaudited)

	April 4, 2009	January 3, 2009
		(As Adjusted)*
Current Assets:
Cash and cash equivalents	$554,404	$568,255
Short-term investments	3,634	3,840
Receivables, net of allowances of $10,743 and $7,524, respectively	245,689	298,665
Inventories	29,145	28,465
Prepaid expenses and other	55,263	54,765

Total current assets	888,135	953,990

Property, plant and equipment, net of accumulated depreciation of $613,180 and $625,010, respectively	336,533	354,852
Acquired intangibles, net	42,282	49,082
Installment contract receivables, net of allowances of $5,339 and $0, respectively	103,820	160,742
Other assets	144,368	161,187

Total Assets	$1,515,138	$1,679,853

Current Liabilities:
Accounts payable and accrued liabilities	182,388	261,099
Current portion of deferred revenue	269,224	303,111

Total current liabilities	451,612	564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	126,433	130,354
Convertible notes	421,359	416,572
Other long-term liabilities	368,049	382,004

Total long-term liabilities	915,841	928,930

Stockholders’ Equity	147,685	186,713

Total Liabilities and Stockholders’ Equity	$1,515,138	$1,679,853

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” during the three months ended April 4, 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months Ended April 4, 2009 and March 29, 2008
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 4, 2009	March 29, 2008
		(As Adjusted)*
Revenue:
Product	$87,523	$139,754
Services	29,207	32,196
Maintenance	89,572	98,800

Total revenue	206,302	270,750

Costs and Expenses:
Cost of product	7,671	12,001
Cost of services	24,045	25,193
Cost of maintenance	12,461	14,540
Marketing and sales	74,890	93,034
Research and development	94,692	125,356
General and administrative	38,339	37,708
Amortization of acquired intangibles	3,140	5,760
Restructuring and other charges (credits)	(520)	—
Write-off of acquired in-process technology	—	600

Total costs and expenses	254,718	314,192

Loss from operations	(48,416)	(43,442)

Interest expense	(7,048)	(6,914)
Other income (expense), net	(6,149)	5,763

Loss before provision (benefit) for income taxes	(61,613)	(44,593)

Provision (benefit) for income taxes	1,644	(11,451)

Net loss	$(63,257)	$(33,142)

Basic and diluted net loss per share	$(0.25)	$(0.13)

Weighted average common shares outstanding — basic and diluted	254,302	262,825

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” during the three months ended April 4, 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 4, 2009 and March 29, 2008
(In thousands)
(Unaudited)

	Three Months Ended
	April 4,	March 29,
	2009	2008
		(As Adjusted)*

Cash and Cash Equivalents at Beginning of Period	$568,255	$1,062,920

Cash Flows from Operating Activities:
Net loss	(63,257)	(33,142)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	26,257	32,398
Amortization of debt discount and fees	5,029	4,503
Stock-based compensation	12,728	21,590
Equity in loss from investments, net	146	333
(Gain) loss on investments, net	6,368	(224)
Gain on sale and leaseback of land and buildings	(122)	(535)
Write-down of investment securities	3,993	5,401
Write-off of acquired in-process technology	—	600
Impairment of property, plant and equipment	3,429	1,097
Deferred income taxes	(3,073)	—
Proceeds from the sale of receivables, net	3,458	15,660
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	9,818	(142)
Other non-cash items	(8,147)	(22)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	31,932	(20,431)
Installment contract receivables	57,767	42,600
Inventories	(665)	1,281
Prepaid expenses and other	172	(3,546)
Other assets	7,083	(4,344)
Accounts payable and accrued liabilities	(63,736)	(80,931)
Deferred revenue	(31,581)	19,622
Other long-term liabilities	(4,937)	(20,849)

Net cash used for operating activities	(7,338)	(19,081)

Cash Flows from Investing Activities:
Proceeds from the sale of long-term investments	—	3,250
Purchases of property, plant and equipment	(14,818)	(24,595)
Purchases of software licenses	—	(375)
Investment in venture capital partnerships and equity investments	(1,150)	—
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(3,543)	(5,560)

Net cash used for investing activities	(19,511)	(27,280)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(796)	—
Tax benefit from employee stock transactions	—	95
Proceeds from issuance of common stock	19,521	25,485
Stock received for payment of employee taxes on vesting of restricted stock	(659)	(2,207)
Purchases of treasury stock	—	(216,236)

Net cash provided by (used for) financing activities	18,066	(192,863)

Effect of exchange rate changes on cash and cash equivalents	(5,068)	1,849

Decrease in cash and cash equivalents	(13,851)	(237,375)

Cash and Cash Equivalents at End of Period	$554,404	$825,545

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” during the three months ended April 4, 2009.

Cadence Design Systems, Inc.
As of April 29, 2009
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Loss Per Share
(Unaudited)

	Three Months Ended	Year Ended
	July 4, 2009	January 2, 2010
	Forecast	Forecast
Diluted net loss per share on a GAAP basis	$(0.24) to $(0.22)	$(0.89) to $(0.77)

Amortization of acquired intangibles	0.02	0.08
Stock-based compensation expense	0.06	0.22
Non-qualified deferred compensation expenses (credits)	—	(0.02)
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	0.05
Amortization of debt discount	0.02	0.07
Income tax effect of non-GAAP adjustments	0.05	0.16

Diluted net loss per share on a non-GAAP basis	$(0.09) to $(0.07)	$(0.33) to $(0.21)

Cadence Design Systems, Inc.
As of April 29, 2009
Impact of Non-GAAP Adjustments on Forward Looking Net Loss
(Unaudited)

	Three Months Ended	Year Ended
	July 4, 2009	January 2, 2010
($ in Millions)	Forecast	Forecast
Net loss on a GAAP basis	$(61) to $(57)	$(229) to $(199)

Amortization of acquired intangibles	5	20
Stock-based compensation expense	16	58
Non-qualified deferred compensation expenses (credits)	—	(6)
Integration and acquisition-related costs	—	1
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	12
Amortization of debt discount	5	19
Income tax effect of non-GAAP adjustments	12	41

Net loss on a non-GAAP basis	$(23) to $(19)	$(84) to $(54)

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2007					2008					2009
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

Americas	48%	52%	41%	50%	49%	43%	48%	43%	45%	45%	42%
Europe	15%	17%	25%	17%	18%	24%	21%	23%	22%	22%	24%
Japan	27%	14%	22%	22%	21%	21%	19%	20%	18%	20%	19%
Asia	10%	17%	12%	11%	12%	12%	12%	14%	15%	13%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2007					2008					2009
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

Functional Verification	24%	24%	20%	26%	24%	22%	25%	22%	17%	22%	20%
Digital IC Design	26%	29%	27%	27%	27%	24%	24%	20%	26%	24%	19%
Custom IC Design	24%	24%	32%	25%	27%	26%	23%	26%	23%	24%	26%
Design for Manufacturing	7%	7%	6%	6%	6%	5%	7%	7%	7%	6%	9%
System Interconnect	10%	8%	7%	9%	8%	11%	10%	11%	12%	11%	12%
Services & Other	9%	8%	8%	7%	8%	12%	11%	14%	15%	13%	14%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance

Cadence Design Systems, Inc.
Impact of Retrospective Adoption of FSP APB 14-1 on Previously Reported Condensed Consolidated Balance Sheets
as of January 3, 2009
(In thousands)
(Unaudited)

	As of January 3, 2009
	As Previously			As
	Reported	Adjustments		Adjusted
Current assets	$954,548	$(558)	(A)	$953,990
Property, plant and equipment, net	351,961	2,891	(B)	354,852
Acquired intangibles, net	49,082	—		49,082
Installment contract receivables	160,742	—		160,742
Other assets	162,381	(1,194)	(C)	161,187

Total Assets	$1,678,714	$1,139		$1,679,853

Current liabilities	$564,210	$—		$564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	130,354	—		130,354
Convertible notes	500,178	(83,606)	(D)	416,572
Other long-term liabilities	382,004	—		382,004

Total long-term liabilities	1,012,536	(83,606)		928,930

Stockholders’ Equity:
Common stock and capital in excess of par value	1,562,079	97,223	(E)	1,659,302
Treasury stock, at cost	(695,152)	—		(695,152)
Accumulated deficit	(802,201)	(12,478)	(F)	(814,679)
Accumulated other comprehensive income	37,242	—		37,242

Total stockholders’ equity	101,968	84,745		186,713

Total Liabilities and Stockholders’ Equity	$1,678,714	$1,139		$1,679,853

(A)	This amount represents the cumulative adjustments to the current portion of debt issuance costs associated with Cadence’s Convertible Senior Notes.

(B)	This amount represents the cumulative capitalized interest related to the amortization of debt discount.

(C)	This amount represents the cumulative adjustments to the long-term portion of debt issuance costs associated with Cadence’s Convertible Senior Notes and the cumulative impact on the net deferred tax assets related to the amortization of debt discount.

(D)	This amount represents the remaining unamortized debt discount on Cadence’s Convertible Senior Notes.

(E)	This amount represents the equity component of Cadence’s Convertible Senior Notes, net of tax adjustments to the tax benefit of call options, due to the amortization of debt discount.

(F)	This amount represents the cumulative Net loss impact of the amortization of debt discount and the associated tax adjustments since inception of Cadence’s Convertible Senior Notes.
Cadence Design Systems, Inc.
Impact of Retrospective Adoption of FSP APB 14-1 on Previously Reported Condensed Consolidated Statements of Operations
For the Three Months Ended March 29, 2008
(In thousands)
(Unaudited)

	Three Months Ended March 29, 2008
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$270,750	$—		$270,750
Costs and expenses	314,192	—		314,192

Loss from operations	(43,442)	—		(43,442)

Interest expense	(2,995)	(3,919	) (G)	(6,914)
Other income, net	5,763	—		5,763

Loss before benefit for income taxes	(40,674)	(3,919)		(44,593)

Benefit for income taxes	(11,451)	—		(11,451)

Net loss	$(29,223)	$(3,919)		$(33,142)

Basic and diluted net loss per share	$(0.11)			$(0.13)

(G)	This amount represents the amortization of debt discount, net of the decrease in interest expense associated with the debt issuance costs.